                       UNITED STATES DISTRICT COURT FOR
                           THE DISTRICT OF COLUMBIA

                                  INDICTMENT

- ---------------------------
                           )
UNITED STATES OF AMERICA,  )      Criminal No. 96-____________
                           )
                           )      Violations:
                           )
         -v-               )      18 U.S.C. Section 371 (Conspiracy)
                           )      18 U.S.C. Section 1001 (False Statement
CROP GROWERS CORPORATION,  )         to a Government Agency)
                           )      18 U.S.C. Section 2 (Aiding and
JOHN J. HEMMINGSON,        )         Abetting)
                           )      15 U.S.C. Sections 77q(a), x
         AND               )         (Securities Fraud)
                           )      15 U.S.C. Section 78m(b)(2)(A) (Public
GARY A. BLACK,             )         Company Books and Records)
                           )      15 U.S.C. Section 78ff(a)
    Defendants.            )      17 C.F.R. Section 240.13b2-1 (Falsifying
                           )         Books and Records)
                           )      17 C.F.R. Section 240.13b2-2 (False
                           )         Statements to Auditors)
- ---------------------------

     THE GRAND JURY CHARGES:

                                  COUNT ONE

                                  CONSPIRACY

1.   INTRODUCTION

          At all times material to this Indictment except as otherwise stated:

     A.   THE DEFENDANTS

     1. Defendant CROP GROWERS CORPORATION (hereinafter "CROP GROWERS") was a corporation with principal offices located in Great Falls,

Montana, primarily engaged in the business of marketing and servicing federal multi-peril crop insurance and private crop hail and other named peril insurance on behalf of insurance companies.

     2. Defendant CROP GROWERS was incorporated in the State of Delaware in April 1994 to act as the holding company for corporations under common control to facilitate CROP GROWERS' June 1994 initial public offering of shares of its common stock. In forming as a single holding company, CROP GROWERS assumed the existing assets and liabilities of:

     a. Crop Growers Insurance, Inc. (hereinafter "CGI") a Montana corporation formed in 1989, which was primarily engaged in the business of marketing and servicing federal multi-peril crop insurance and crop hail insurance;

     b. Crop Growers Software, Inc. (hereinafter "CGS"), formerly known as AgriPeril, Inc., a Texas corporation formed in 1990, which was primarily engaged in the business of developing proprietary software systems to assist affiliated crop insurance agents and farmers; and

     c. Prairie Mountain Insurance, Inc. (hereinafter "PMI"), a Montana corporation formed in 1987, which was an independent insurance agency offering federal multi-peril, crop hail and other lines of insurance, and was formerly known as the Hemmingson Agency, Inc.
CGI, CGS and PMI are wholly-owned subsidiaries of CROP GROWERS.

     3. Defendant JOHN J. HEMMINGSON (hereinafter "HEMMINGSON") was the Chairman of the Board of Directors, Chief Executive Officer, and President of CROP GROWERS. Since 1989, HEMMINGSON was Chairman of the Board of Directors, President and Chief Executive Officer and a director of CGI. HEMMINGSON was a director of CGS since 1991.

     4. Defendant GARY A. BLACK (hereinafter "BLACK") was the Executive Vice President, Chief Financial Officer, Treasurer and a director of CROP GROWERS. BLACK also was the Chief Financial Officer and Secretary-Treasurer of CGI since 1989, Secretary-Treasurer and a director of CGS since 1991, and the Secretary-Treasurer of PMI since 1987. BLACK was a certified public accountant licensed in Montana.

     B.   THE AGENCIES

     5. The Federal Election Commission (hereinafter "FEC") was the agency of the United States Government entrusted with responsibility for enforcement of the reporting requirements of the Federal Election Campaign Act, 2 U.S.C. Sections 431 - 455 (hereinafter "FECA"), and for detection, investigation, and institution of enforcement actions against violations of FECA. The FEC was also responsible for collecting and making available to the public specific and accurate information concerning the dates, amounts and sources of political contributions, including the identity of the contributors, to federal candidates such as Henry Espy.

     6. The United States Securities and Exchange Commission (hereinafter "the SEC") was the agency of the United States Government entrusted with responsibility for, among other things, enforcing the securities laws of the United States, which are designed to provide the investing public with full disclosure of all material facts regarding the offer, sale and purchase of securities. In the performance of its duties, the SEC required all publicly held companies which had securities traded on a national securities exchange to file periodic reports.

     7. The United States Department of Agriculture (hereinafter "Department of Agriculture") was a department of the United States Government. The Secretary of Agriculture, a Cabinet appointee, was in charge of the Department of Agriculture.

     C.   THE HENRY ESPY CAMPAIGN

     8. On or before January 5, 1993, Henry Espy, not named as a defendant in this Indictment, publicly announced his candidacy for the Democratic Party nomination for the United States Congress from the State of Mississippi in a special primary election.

     9. Henry Espy sought election to become the Democratic nominee for the Mississippi Congressional District seat vacated by his brother, Alphonso Michael Espy, not a defendant herein. Alphonso Michael Espy was resigning his Congressional seat to accept the position of Secretary of Agriculture, for which he had been nominated by President-Elect Clinton on December 23, 1992.

     10. Alphonso Michael Espy resigned from the United States Congress on or effective January 21, 1993, when he was confirmed as Secretary of Agriculture. He served as Secretary of Agriculture until December 31, 1994.

     11. On or about March 30,1993, Henry Espy lost the special primary election for Congress. As the result of Henry Espy's unsuccessful campaign for Congress, campaign debts were incurred. By in or about March 1994, the campaign debt was approximately $120,000.

     12. The Henry Espy for Congress Committee was registered as the principal campaign committee for Henry Espy with the FEC and was designated and authorized by Henry Espy, pursuant to FECA, to receive contributions and make expenditures in connection with his 1993 candidacy. The Henry Espy for

Congress Committee was subject to the reporting provisions and the campaign financing limitations of FECA.

     13. Unindicted co-conspirator #1 is an attorney licensed to practice law in the State of Louisiana. In or about April 1993, unindicted co-conspirator #1 contacted Henry Espy and volunteered to coordinate and supervise all efforts to retire Henry Espy's campaign debt. Henry Espy accepted this offer and appointed unindicted co-conspirator #1 as Chairman of the Henry Espy for Congress Committee.

     14. The Henry Espy for Congress Committee was required under FECA, specifically, Title 2 United States Code Section 434, to file periodic reports with the FEC, which reports were required to reflect the true identities of all individuals and entities who contributed in excess of $200 to support the candidacy of Henry Espy in any given calendar year.

     15. FECA, namely Title 2 United States Code Section 441b, prohibited entirely and rendered illegal contributions by corporations, whether directly or indirectly, in connection with the campaign of a candidate for the United States Congress.

     16. FECA, namely Title 2 United States Code Section 441f, prohibited and rendered illegal the making of a contribution in the name of another person, including contributions made by individuals who are reimbursed for such contributions. These contributions are referred to herein as conduit contributions.

    17. FECA, namely Title 2 United States Code Section 437g(d)(1)(A), provided for criminal penalties that included, for an individual defendant, a maximum term of imprisonment of one year and a maximum fine of the greater of $100,000 or 300 percent of the amount of the corporate conduit contribution per violation and, for a corporate defendant, a maximum fine of $200,000 per violation. FECA, namely Title 2 United States Code Sections 437g(a)(5) and (6), also provided for civil remedies, including injunctive relief and a civil penalty of the greater of $5,000 or the amount of the corporate or conduit contribution per violation, or, in the case of a knowing and willful violation of FECA, injunctive relief and a civil penalty of the greater of $10,000 or 200 percent of the amount of the corporate or conduit contribution per violation.

    18. The violations of FECA alleged herein related to the making, receiving and reporting of contributions that aggregated more than $2,000 during each of the calendar years 1993 and 1994.

    D.  CROP GROWERS -- THE PUBLIC COMPANY

    19. CROP GROWERS decided to sell its stock to the public by commencing an initial public offering of common stock on or about April 11,

1994. In connection therewith, CROP GROWERS filed a Registration Statement on Form S-1 with the SEC in the District of Columbia.

    20. During the period from on or about April 11, 1994 until on or about June 22, 1994, the SEC provided comments to CROP GROWERS concerning the Registration Statement. Based on these comments, CROP GROWERS, during the period from on or about May 24, 1994 through on or about June 22, 1994, filed three amendments to the Registration Statement.

    21. On or about June 22, 1994, CROP GROWERS' Registration Statement became effective, thereby enabling CROP GROWERS to conduct its initial public offering of common stock.

    22. On or about June 23, 1994, CROP GROWERS became a publicly-held company, and its common stock began trading on the National Association of Securities Dealers Automated Quotation System (hereinafter "NASDAQ"), a national securities exchange.

    23. In connection with the initial public offering, CROP GROWERS filed a prospectus with the SEC in the District of Columbia and with NASDAQ.

    24. As a publicly-held company with securities traded on a national securities exchange, CROP GROWERS was required by federal law to accurately report certain financial information to the SEC.

    25. As a publicly-held company, CROP GROWERS was required by federal law to make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflected its transactions and the disposition of its assets.

    26. As subsidiaries of CROP GROWERS, CGI, CGS, and PMI were required by federal law to make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflected its transactions and the disposition of its assets.

    E.   MULTI-PERIL CROP INSURANCE

    27. In the calendar years ended December 31, 1991 and 1992, defendant CROP GROWERS' wholly owned subsidiary CGI derived substantially all of its revenues from marketing and servicing federal Multi-Peril Crop Insurance (hereinafter "MPCI"), a program within the jurisdiction of the Department of Agriculture.

    28. Defendant CROP GROWERS, and its two largest shareholders, defendants HEMMINGSON and BLACK, had a substantial financial interest in programs, particularly MPCI, within the jurisdiction of the Department of Agriculture and Secretary of Agriculture Espy.

    29. By in or about January 1993, CGI's revenues were and would continue to be dependent on MPCI.

    30. CROP GROWERS recognized that it was within the power of the Department of Agriculture to reduce or eliminate the funding of, discontinue, or otherwise significantly change the MPCI program.

    31. During 1993 and early 1994, the Department of Agriculture was considering potential legislation that would change the MPCI program. CROP GROWERS recognized that the MPCI program might change in a manner that would adversely affect the financial condition of CGI and CROP GROWERS.

    32. On or about March 2, 1994, Secretary of Agriculture Espy proposed the Federal Crop Insurance Reform Act of 1994 (the "Crop Insurance Reform Act") which would subsequently be introduced into both the House of Representatives and the Senate.

    33. Under the Crop Insurance Reform Act as proposed by Secretary of Agriculture Espy, the MPCI program would be expanded to provide basic catastrophic MPCI coverage ("CAT") to farmers for a fixed processing fee. As proposed, CAT was to be available, at the farmer's option, either through private insurers, serviced by companies such as CROP GROWERS, or Department of Agriculture field offices. Farmers would continue to be able to purchase government-subsidized MPCI "buy up" coverage in excess of CAT, but only through private insurers, serviced by companies such as CROP GROWERS.

    34. In or about March 1994, defendant CROP GROWERS recognized that the volume of MPCI premiums serviced by CROP GROWERS would be adversely affected if a large number of farmers chose to obtain CAT from Department of Agriculture offices, rather than to obtain CAT and additional "buy up" coverage through private companies like CROP GROWERS.

    35. Because the Crop Insurance Reform Act provided that insurance companies could pass on to farmers certain cost efficiencies in the form of reduced premiums, CROP GROWERS also recognized that passage of the Act could result in increased pricing competition among insurers and servicers of MPCI, including CROP GROWERS.

    36. In or about October 1994, the Crop insurance Reform Act of 1994 became law.



II. THE CONSPIRACY

    37. Beginning on or about January 30, 1993 and continuing until on or about December 31, 1995, in the District of Columbia and elsewhere, the defendants CROP GROWERS, HEMMINGSON, BLACK unindicted co-conspirator #1, and other persons known and unknown to the Grand Jury would and did knowingly and willfully combine, conspire, confederate and agree together and with each other to commit offences against the United States, to wit:

    a. To defraud the United States, and in particular the Federal Election Commission, by impairing, obstruction, impeding and defeating its lawful governmental functions and duties under the Federal Election Campaign Act by engaging in a scheme to launder illegal corporate campaign contributions to the Henry Espy for Congress Committee in the approximate amount of $46,000; and

    b. To violate Title 15, U.S.C. Section 78m(b)(2)(A) and Section 78ff(a) by failing to make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflected the transactions and dispositions of the assets of CROP GROWERS; and

    c. To defraud the United States, and in particular the Securities and Exchange Commission, by impairing, obstructing, impeding and defeating its lawful governmental functions and duties under the Securities Act of 1933 [15 U.S.C. Section 77, et seq.], specifically in the offer of and in connection with sales of common stock by CROP GROWERS; and

    d. To violate Title 18, U.S.C. Section 1001 by omitting to state material facts in Registration Statements, Prospectuses and an annual report filed with the Securities and Exchange Commission; and

    e.   To violate Title 15, U.S.C. Section 77q(a) and Title 15, U.S.C.
         Section 77x, in the offer and sale of securities, by using means and instrumentalities of transportation and communication in interstate commerce, and by the use of the mails, to employ a device, scheme and artifice to defraud; to obtain money by means of omissions to state material facts; and to engage in transactions, practices and courses of business which would operate as a fraud and deceit upon the purchaser.

    A.   OBJECTS OF THE CONSPIRACY

    38. The conspiracy was undertaken, at least in part, for the following purposes:

         To generate money to be used for illegal corporate campaign contributions to Henry Espy, the brother of Secretary of Agriculture Espy, for the purpose of gaining access to Secretary Espy in order to favorably influence his decisions concerning matters affecting CROP GROWERS before the Department of Agriculture;

    b. To make and conceal the illegal corporate campaign contributions to the Henry Espy for Congress Committee without the Federal Election Commission detecting the illegal source of the contribution;

    c. To falsify the financial books and records of CROP GROWERS and its subsidiaries in order to conceal the illegal campaign contributions;

    d. To conceal from the independent auditors the creation and existence of false books, records and accounts;

    e. To conceal from the Securities and Exchange Commission certain material facts by omission in connection with CROP GROWERS' offerings of common stock and in an annual report;

    f. To conceal from the purchases of CROP GROWERS' common stock certain material facts by omission.

    B.   MEANS AND METHODS OF THE CONSPIRACY

         The unlawful combination, conspiracy, and agreement was to be and was accomplished by the means and methods, and in the following manner:

         (1)  ACCESS TO SECRETARY OF AGRICULTURE ESPY

    39. It was a part of the conspiracy that the defendants, CROP GROWERS, HEMMINGSON, and BLACK, would and did make and cause to be made illegal contributions to the Henry Espy for Congress Committee with the objective of gaining access to Secretary of Agriculture Espy for the purpose of favorably influencing him on issues of concern to defendant CROP GROWERS.

         (2)  THE ILLEGAL CONTRIBUTIONS IN 1993

    40. It was a further part of the conspiracy that the defendants, HEMMINGSON and BLACK, and others both known and unknown to the Grand Jury, would and did set in motion a scheme to use corporate assets of defendant CROP GROWERS to make illegal corporate contributions to the Henry Espy for Congress Committee.

    41. It was a further part of the conspiracy that the defendants, HEMMINGSON and BLACK, would and did solicit contributions from persons affiliated with CROP GROWERS with the express understanding that such persons who contributed to the Henry Espy for Congress Committee, and in certain instances, the spouses of such persons (hereinafter sometimes referred to collectively as "conduits"), would be reimbursed for their "contributions."

    42. It was further part of the conspiracy that the defendants, HEMMINGSON and BLACK, would and did directly or indirectly cause 26 conduits each to prepare and transmit personal checks in the amount of $1,000 as contributions to the Henry Espy for Congress Committee.

    43. It was a further part of the conspiracy that the defendant, CROP GROWERS, and its subsidiaries, at the direction of defendants HEMMINGSON and BLACK, during the period February 1, 1993 through September 23, 1993, would and did directly or indirectly provide corporate funds from CROP GROWERS and its subsidiaries for the purpose of fully reimbursing the 26 conduits.

    44. It was a further part of the conspiracy that the defendant, CROP GROWERS, during the period February 1, 1993 through September 23, 1993, would and did reimburse, in the amount of approximately $26,000, the conduits from corporate funds of CROP GROWERS and its subsidiaries.

    45. It was a further part of the conspiracy that, as a result of the conduit scheme, the Henry Espy for Congress Committee would and did falsely report to the Federal Election Commission that $22,000 was contributed by 22 of the 26 individuals described above, rather than by defendant CROP GROWERS and its subsidiaries CGI, PMI, and CGS.

         (3)  THE ILLEGAL CONTRIBUTION IN 1994

    46. It was a further part of the conspiracy that the defendants, CROP GROWERS and HEMMINGSON, and unindicted co-conspirator #1, in order to assist with the retirement of the campaign debt of Henry Espy, would and did use

CROP GROWERS' corporate funds to make an additional illegal corporate contribution to the Henry Espy for Congress Committee in 1994.

    47. It was a further part of the conspiracy that unindicted co-conspirator #1 would and did create and transmit to defendant HEMMINGSON a fictitious attorney-client engagement letter.

    48. It was a further part of the conspiracy that the defendant HEMMINGSON, for and on behalf of CROP GROWERS, would and did purportedly execute the fictitious engagement letter calling for the payment of a $20,000 "retainer" in order to conceal and disguise the fact that the $20,000 "retainer" payment was a contribution to the Henry Espy for Congress Committee.

    49. It was a further part of the conspiracy that the defendant, CROP GROWERS, on or about July 26, 1994, would and did make an illegal corporate contribution of $20,000 to the Henry Espy for Congress Committee.

         (4)  FALSIFICATION OF RECORDS TO CONCEAL THE ILLEGAL CONTRIBUTIONS

    50. It was a further part of the conspiracy that the defendants, HEMMINGSON and BLACK, would and did cause CROP GROWERS to create false and fictitious corporate expenses, thereby also falsifying its financial books and records, by recording or causing the recording of the $26,000 of reimbursements for conduit contributions to the Henry Espy for Congress

Committee and the $20,000 "retainer" as, among other things, travel advances, travel reimbursements, expense advances, consulting fees, computer purchases, an advance on crop loss adjustment, and legal fees.

    51. It was a further part of the conspiracy that the defendants, HEMMINGSON and BLACK, would and did direct certain conduits to create:

    a. false vouchers, specifically check requisitions for travel reimbursement;

    b. false invoices, specifically increasing bills submitted to CROP GROWERS; and

    c.   fictitious entries;

all in order to make the reimbursement of those campaign contributions appear as legitimate expenses in CROP GROWERS' financial books and records.

    52. If was a further part of the conspiracy that the defendants, CROP GROWERS, HEMMINGSON and BLACK, would and did cause the false vouchers, invoices, and fictitious entries to be made in the financial books and records, including the subsidiary and general ledgers, knowing that these ledgers would be the financial books and records from which CROP GROWERS would prepare its financial statements.

          (5)  AUDIT OF CROP GROWERS FINANCIAL STATEMENTS FOR
               INITIAL PUBLIC STOCK OFFERING


     53. It was a further part of the conspiracy that the defendant, CROP GROWERS, acting through defendant BLACK and others, would and did create financial statements, which were a summary of the financial books and records of CROP GROWERS, and were false, in part, in that they failed to accurately reflect the transactions and dispositions of assets of CROP GROWERS, knowing that CROP GROWERS' independent auditors would review these financial books and records during the course of its 1993 and 1994 audits.

     54. It was a further part of the conspiracy that, during the period from on or about March 25, 1994 through March 28, 1995, the defendants, CROP GROWERS, HEMMINGSON, and BLACK, would and did make false written representations to the independent auditors.

          (6)  CROP GROWERS SELLS ITS STOCK TO THE PUBLIC

     55. It was a further part of the conspiracy that the defendant, CROP GROWERS, would and did file with the Securities and Exchange Commission Registration Statements on Form S-1, and amendments thereto, and prospectuses in order to sell its stock to the public, and the 1994 annual report on Form 10-K, signed by defendants HEMMINGSON and BLACK, which were false in that they omitted to state certain material facts, including:

     a.   CROP GROWERS violated FECA by making illegal campaign contributions;

     b. a material contingent liability existed for potential criminal and civil penalties as a result of the FECA violations;

     c. that the financial statements, without explaining that CROP GROWERS had reason to believe that its violations of FECA could reasonably result in the Department of Agriculture terminating CROP GROWERS' ability to participate in the MPCI program, the effect of which would reasonably be expected to have a material unfavorable impact on CROP GROWERS' financial condition, were misleading; and

     d.   that it had maintained false books and records.

     56. It was a further part of the conspiracy that the defendant, CROP GROWERS, would and did cause to be delivered to shareholders and others registration statements and prospectuses in the offering to the public of common stock that omitted to state a material fact or facts.

     57. It was a further part of the conspiracy that the defendant, CROP GROWERS, would and did conduct an initial public offering of 2,500,000 shares of common stock to raise approximately $17,437,500 for the company, and a second offering of 1,400,000 shares of stock to raise approximately $18,326,000 for the company.

     C.   OVERT ACTS IN FURTHERANCE OF THE CONSPIRACY

          In furtherance of this conspiracy and to effect the objects thereof, the defendants, CROP GROWERS, HEMMINGSON, and BLACK, and the unindicted co-conspirators, committed and caused to be committed in the District of Columbia and elsewhere the following overt acts, among others:

          (1)  OVERT ACTS IN 1993 AND 1994, PRIOR TO THE 1994 CONTRIBUTION

     58. On or about March 4, 1993, defendant HEMMINGSON met in the District of Columbia with a former Department of Agriculture official who was hired as a consultant to CROP GROWERS concerning contacts and a meeting with Secretary of Agriculture Espy.

     59. On or about March 19, 1993, that consultant wrote to defendant HEMMINGSON and proposed the text of a draft letter from HEMMINGSON to Secretary of Agriculture Espy concerning HEMMINGSON's proposed meeting with Secretary of Agriculture Espy, which stated in pertinent part:

          Perhaps, at some time in the future, we will be able to arrange a Mississippi tour for you and Congressman Henry Espy if our efforts on his behalf are successful (this part has to be subtle).

     60. On or about April 7, 1993, defendant HEMMINGSON, on behalf of defendant CROP GROWERS, sent a letter to Secretary of Agriculture Espy in the District of Columbia that thanked him for an appointment on April 14, 1993, and requested the opportunity "to discuss a number of points related to crop insurance/disaster assistance." Enclosed with the letter were "talking points" which referenced four policy positions attributed to Secretary of Agriculture Espy that were of concern to the crop insurance industry, including CROP GROWERS, as follows:

          --   Crop insurance is not a sound program and must be changed.

          -- Disaster assistance is a preferred method of providing financial assistance to farmers adversely impacted by natural catastrophes.

          -- The area yield plan, advocated by OMB [the Office of Management and Budget], will be substituted for individualized coverage currently provided to farmers.

          -- That you are not inclined to appeal the 1994 House appropriations bill markup that reduces crop insurance by $105 million, an amount that could cripple the effectiveness of the program.

     61. On or about March 24, 1993, defendants CROP GROWERS, HEMMINGSON and BLACK caused the Treasurer of the Henry Espy for Congress Committee to file a Report of Receipts and Disbursements with the FEC in the District of Columbia for the period covering January 1, 1993, through March 10, 1993.

     62. On or about April 14, 1993, defendant HEMMINGSON met with Secretary of Agriculture Espy in the District of Columbia.

     63. On or about August 24, 1993, defendant HEMMINGSON, on behalf of defendant CROP GROWERS, wrote to Secretary of Agriculture Espy in the District of Columbia concerning the potential "drastic" effect on private insurers of proposed legislation for the Agricultural Stabilization and Conservation Service ("ASCS") to deliver MPCI.

     64. On or about August 24, 1993, defendant HEMMINGSON, on behalf of defendant CROP GROWERS, faxed to Henry Espy the August 24, 1993 letter to Secretary of Agriculture Espy, with a cover note stating that "these thoughts are for Mike's consideration in response to the recent rumors regarding the ASCS involvement in the crop insurance program."

     65. On or about August 31, 1993, defendant CROP GROWERS, caused the Treasurer of the Henry Espy for Congress Committee to file a Report of

Receipts and Disbursements with the FEC in the District of Columbia for the period covering March 11, 1993 through April 19, 1993.

     66. On or about September 17, 1993, defendant HEMMINGSON met with Secretary of Agriculture Espy in the District of Columbia.

     67. On or about February 22, 1994, defendant HEMMINGSON met with Secretary of Agriculture Espy in the District of Columbia.

          (2)  $20,000 CONTRIBUTION IN 1994 TO THE HENRY ESPY CAMPAIGN

     68. On or about March 31, 1994, defendant HEMMINGSON attended a fundraising dinner in the District of Columbia for Henry Espy at the 116 Club. In attendance, in addition to HEMMINGSON, were Henry Espy, unindicted co-conspirator #1 and various others who had business before the USDA, including agricultural lobbyists. The attendees were urged to raise $10,000 or more each in order to assist with the retirement of Henry Espy's campaign debt.

     69. In or about June or July 1994, the exact date being unknown, an "engagement letter" was created that provided for the payment of a $20,000 "retainer" by defendant CROP GROWERS to unindicted co-conspirator #1 for legal services.

    70. On or about July 26, 1994, defendant CROP GROWERS, through CGI, over the signature of defendant HEMMINGSON, issued a $20,000 check payable to unindicted co-conspirator #1.

    71. On or about July 26, 1994, CGI created false records in the financial books and records of defendant CROP GROWERS as follows:

    a. a voucher, specifically an entry on the $20,000 check, falsely recorded the payment to unindicted co-conspirator #1 as "legal fees;" and

    b: a false entry in the general ledger reflecting a "debit" for legal fees in the amount of $20,000 to unindicted co-conspirator #1.

    72. On or about July 28, 1994, unindicted co-conspirator #1 traveled to a grocery store in Algiers, Louisiana, delivered the $20,000 check from CGI that was payable to him, and received $5,000 cash. By on or about August 8, 1994, unindicted co-conspirator #1 obtained the remaining $15,000 in cash from the same grocery store. On or about August 8, 1994, unindicted co-conspirator #1 deposited $10,000 cash into a bank account of the Henry Espy for Congress Committee in Louisiana. On or about August 10, 1994, unindicted co-conspirator #1 deposited $9,000 cash into the same bank account of the Henry Espy for Congress Committee. On or about August 11, 1994, unindicted co-conspirator #1 deposited $1,000 cash into the same bank account of the Henry Espy for Congress

Committee. On or about August 19, 1994, unindicted co-conspirator #1 transferred by wire $21,000 from the bank account of Henry Espy for Congress Committee in Louisiana to a bank in Clarksdale, Mississippi.

         93)  CROP GROWERS' SEC FILINGS

    73. On or about March 25, 1994, defendant CROP GROWERS, over the signatures of HEMMINGSON and BLACK, issued a letter to the accounting firm that audited CROP GROWERS' financial statements as of December 31, 1993 that contained the following representations:

    a. There have been no irregularities involving any member of management or employees who have significant roles in the internal control structure.

    b. Members of management or employees with significant roles in the internal control structure of CROP GROWERS had not, in substance, intentionally misstated or omitted to disclose in financial statements the effects of events or transactions; manipulated, falsified or altered records or documents; or omitted significant information from records or documents.

    c. There have been no violations or possible violations of laws or regulations, the effect of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

    74-78.    In connection with an initial public offering of securities, defendant CROP GROWERS, on or about the dates following, did file with the

SEC in the District of Columbia certain forms, each such filing constituting a separate overt act:

    Over
    Act. No.  Date                Filing
    --------  ----                ------

    74.       April 11, 1994      Registration Statement on Form S-1.
    75        May 24, 1994        First amendment to the Registration Statement
                                  on Form S-1.
    76.       June 17, 1994       Second amendment to the Registration
                                  Statement on Form S-1.
    77.       June 22, 1994       Third amendment to the Registration Statement
                                  on Form S-1.
    78.       June 24, 1994       Prospectus.

    79. On or about April 11, 1994, defendant CROP GROWERS published financial statements for the year ended December 31, 1993, that were certified on or about March 25, 1994 by independent auditors. The financial statements included the reimbursements for certain contributions to the Henry Espy for Congress Committee paid by defendant CROP GROWERS through CGI, PMI and CGS.

    80. On or about May 24, 1994, in response to a comment letter from the SEC, defendant CROP GROWERS caused a response to be sent to the SEC in the District of Columbia.

    81. On or about May 24, 1994, defendant CROP GROWERS, over the signatures of defendants HEMMINGSON and BLACK, issued to the accounting firm that audited CROP GROWERS' financial statements a letter reaffirming the representations set forth in the letter of March 25, 1994.

    82. On or about June 22, 1994, June 29, 1994, and July 8, 1994, Defendant CROP GROWERS, over the signatures of defendants HEMMINGSON and BLACK, issued to the accounting firm that audited CROP GROWERS' financial statements a letter affirming that:

         [E]xcept as set forth in the registration statement and related prospectus, no events have occurred that have a material effect on the consolidated financial statements as of December 31, 1993, and for each of the years in the three-year period then ended or that should be disclosed in order to keep those statements from being misleading.

    83.  On or about June 22, 1994, CROP GROWERS' amended Registration
Statement was declared effective by the SEC in the District of Columbia, thereby allowing CROP GROWERS' stock to be sold to the public.

    84. On or about June 23, 1994, defendant CROP GROWERS, through certain broker-dealers, conducted an initial public offering of 2,500,000 shares of its common stock at $7.50 per share, using securities offering documents, including a prospectus, that omitted to state material facts.

    85. On or about June 23, 1994, the common stock or defendant CROP GROWERS commenced public trading and did trade thereafter on the NASDAQ.

    86-89. In connection with an offering of additional CROP GROWERS securities to the public, defendant CROP GROWERS, on or about the dates following, did file with the SEC in the District of Columbia certain forms, each such filing constituting a separate overt act:

    Over
    Act. No.  Date                Filing
    --------  ----                ------
    86.       October 31,1994     Registration Statement on Form S-1.
    87.       November 21, 1994   First amendment to the Registration Statement
                                  on Form S-1.
    88.       November 22, 1994   Second amendment to the Registration
                                  Statement on Form S-1.
    89.       November 30, 1994   Prospectus.

    90. On or about November 30, 1994, defendant CROP GROWERS, through certain broker-dealers, conducted an additional public offering of 1,400,000 shares of its common stock at $14.00 per share, using securities offering documents, including a prospectus, that omitted to state material facts.

    91. On or about March 28, 1995, defendant CROP GROWERS, over the signatures of defendants HEMMINGSON and BLACK, issued a letter to the accounting firm that audited CROP GROWERS' financial statements as of December 31, 1994 that contained the following representations:

    a. There have been no irregularities involving any member of management or employees who have significant roles in the internal control structure.

    b. Members of management or employees with significant roles in the internal control structure of CROP GROWERS had not, in substance, intentionally misstated or omitted to disclose in financial statements the effects of events or transactions; manipulated, falsified or altered records or documents; or omitted significant information from records or documents.

    c. There have been no violations or possible violations of laws or regulations, the effect of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

    92. On or about March 31, 1995, defendant CROP GROWERS filed a Form 10-K for the year ended December 31, 1994 with the SEC in the District of Columbia.

             (In violation of Title 18, United States Code, Section 371.)

THE GRAND JURY FURTHER CHARGES:

                                    COUNT TWO

                      CAUSING FALSE STATEMENT TO BE MADE TO
                               A GOVERNMENT AGENCY

     1. Paragraphs 1 through 5 of Count One of this Indictment are realleged and incorporated by reference as though set forth in full.

     2. From in or about January 31, 1993 up to and including in or about March 10, 1993, 23 conduits of defendant CROP GROWERS each made $1000 contributions to the Henry Espy for Congress Committee.

     3. On or about March 24, 1993, the Henry Espy for Congress Committee filed with the FEC a Report of Receipts and Disbursements for the period covering January 1, 1993 through March 10, 1993 that identified 19 of these conduit contributors and each of their $1000 conduit contributions.

     4. On or about March 24, 1993, in the District of Columbia and elsewhere, in a matter within the jurisdiction of a department or agency of the United States, defendants CROP GROWERS, HEMMINGSON and BLACK knowingly and willfully did cause to be made a false statement in that defendants CROP GROWERS, HEMMINGSON and BLACK did cause the Henry Espy for Congress Committee to file with the FEC a Report of Receipts and Disbursements that included the identification of 19 individuals in the Report as contributors, each in the amount of $1000 to the Henry Espy for Congress Committee, when in truth and in fact defendants CROP GROWERS, HEMMINGSON and BLACK well knew that CROP GROWERS, and not the named conduits, had made illegal contributions to the Henry Espy for Congress Committee totaling approximately $19,000 with corporate funds.

          (In violation of Title 18, United States Code, Sections 1001 and 2.)

THE GRAND JURY FURTHER CHARGES:

                                   COUNT THREE

                      CAUSING FALSE STATEMENT TO BE MADE TO
                               A GOVERNMENT AGENCY

     1. Paragraphs 1 through 5 of Count One of this Indictment are realleged and incorporated by reference as though set forth in full.

     2. From in or about March 11, 1993 up to and including in or about March 31, 1993, three conduits of CROP GROWERS each made $1000 contributions to the Henry Espy for Congress Committee.

     3. On or about August 31, 1993, the Henry Espy for Congress Committee filed with the FEC a Report of Receipts and Disbursements for the period covering March 11, 1993, through April 19, 1993 that identified these three conduit contributors and their $1000 conduit contributions, respectively.

     4. On or about August 31, 1993, in the District of Columbia and elsewhere, in a matter within the jurisdiction of a department or agency of the United States, defendants CROP GROWERS, HEMMINGSON and BLACK knowingly and willfully did cause to be made a false statement in that defendants CROP GROWERS, HEMMINGSON and BLACK did cause the Henry Espy for Congress Committee to file with the FEC a Report of Receipts and Disbursements that included the identification of three individuals in the Report as contributors, each in the amount of $1000 to the Henry Espy for Congress Committee, when in truth and in fact defendants CROP GROWERS, HEMMINGSON and BLACK well knew that CROP GROWERS, and not the named conduits, had made illegal contributions to the Henry Espy for Congress Committee totaling approximately $3,000 with corporate funds.

          (In violation of Title 18, United States Code, Sections 1001 and 2.)

THE GRAND JURY FURTHER CHARGES:

                                   COUNT FOUR

                             FALSE BOOKS AND RECORDS

     1. Paragraphs 1 through 4 of Count One of this Indictment are realleged and incorporated by reference as though set forth in full.

     2. From in our about June 23, 1994 through the present, defendant CROP GROWERS was required to make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflected the transactions and dispositions of the assets of defendant CROP GROWERS, including its subsidiaries, for the period including on or about January 1, 1993, and continuing thereafter through the present.

     3. Beginning in or about January 31, 1993, and continuing through December 31, 1994, defendant CROP GROWERS expended approximately $46,000 of corporate assets to make illegal corporate campaign contributions and reimburse conduit campaign contributions in violation of FECA, and HEMMINGSON and BLACK attempted to hide and conceal these violations by making false entries in defendant CROP GROWERS' financial books and records, as follows:

    CONTRIBUTOR TO THE HENRY     DATE OF, AMOUNT OF,        METHOD/DESCRIPTION            CORPORATE BOOKS AND
    ESPY FOR CONGRESS            AND CROP GROWERS           OF REIMBURSEMENT OR           RECORDS, ENTRY DATES AND
    COMMITTEE AND DATE           SUBSIDIARY MAKING          PAYMENT IN CORPORATE          FALSE ENTRIES
                                 REIMBURSEMENT              BOOKS AND RECORDS
    ------------------------     ----------------------     -----------------------    -------------------------------
a.  PMI Insurance Agent,         2/1/93, $1,000, PMI        travel reimbursement       2/1/93, accounts payable system
    1/31/93, $1,000                                                                    2/1/93, trial balance

b.  Officer of PMI, 2/1/93,      2/1/93, $2,000, PMI        travel reimbursement       2/1/93, accounts payable system
    $1,000                                                                             2/1/93, trial balance
    wife, 2/1/93, $1,000

c.  REIMBURSEMENT BY CGI OF      2/3/93, $3,000, CGI        1992 commission            2/3/93, accounts payable system
    PMI'S THREE CONTRIBUTION
    REIMBURSEMENTS

d.  BLACK, 2/1/93, $1,000        2/2/93, $2,000, CGI        travel advance             2/2/93, accounts payable system
                                                                                       2/12/93, general ledger
    wife, 2/1/93, $1,000                                                               2/26/93, aged trial balance
                                                                                       3/31/93, aged trial balance
                                                                                       4/30/93, aged trial balance
                                                                                       5/28/93, aged trial balance
                                                                                       6/30/93, aged trial balance
                                                                                       7/30/93, aged trial balance
                                                                                       8/31/93, aged trial balance
                                                                                       10/31/93, general ledger

e.  Administrative Vice          2/2/93, $1,000, CGI        travel advance             2/2/93, accounts payable system
    President of CGI,                                                                  2/12/93, general ledger
    2/1/93, $1,000                                                                     2/26/93, aged trial balance
                                                                                       3/31/93, aged trial balance
                                                                                       4/30/93, aged trial balance
                                                                                       5/28/93, aged trial balance
                                                                                       6/30/93, aged trial balance
                                                                                       7/30/93, aged trial balance
                                                                                       8/31/93, aged trial balance
                                                                                       10/26/93, general ledger

    CONTRIBUTOR TO THE HENRY     DATE OF, AMOUNT OF,        METHOD/DESCRIPTION            CORPORATE BOOKS AND
    ESPY FOR CONGRESS            AND CROP GROWERS           OF REIMBURSEMENT OR           RECORDS, ENTRY DATES AND
    COMMITTEE AND DATE           SUBSIDIARY MAKING          PAYMENT IN CORPORATE          FALSE ENTRIES
                                 REIMBURSEMENT              BOOKS AND RECORDS
    ------------------------     ----------------------     -----------------------    -------------------------------
f.  HEMMINGSON, 2/1/93,          2/2/93, $3,000, CGI        travel advance             2/2/93, accounts payable system
    $1,000                                                                             2/12/93, general ledger
                                                                                       2/26/93, aged trial balance
    HEMMINGSON's father,                                                               3/31/93, aged trial balance
    2/1/93, $1,000                                                                     4/30/93, aged trial balance
                                                                                       5/28/93, aged trial balance
    HEMMINGSON's mother,                                                               6/30/93, aged trial balance
    2/1/93, $1,000                                                                     7/30/93, aged trial balance
                                                                                       8/31/93, aged trial balance
                                                                                       10/31/93, general ledger

g.  HEMMINGSON's brother,        2/2/93, $2,000, CGI        crop loss adjustment       2/2/93, accounts payable system
    2/2/93, $1,000                                                                     2/2/93, general ledger

    HEMMINGSON's
    sister-in-law, 2/1/93,
    $1,000

h.  Controller of CGI,           2/3/93, $2,000, CGI        computer equipment         2/3/93, accounts payable system
    2/1/93, $1,000                                                                     2/3/93, general ledger
    wife, 2/1/93, $1,000                                                               12/31/93, general ledger

i.  Vice President of Hail       2/3/93, $2,000, CGI        purchase of computer       2/3/93, accounts payable system
    Insurance of CGI,                                                                  2/3/93, general ledger
    2/1/93, $1,000                                                                     12/31/93, general ledger
    wife, 2/1/93, $1,000

j.  Principal of AgriPeril,      2/9/93, $2,000, CGS        expense account            2/9/93, subsidiary ledger
    2/2/93, $1,000                (AgriPeril)                 advance                  2/9/93, general ledger
    wife, 2/2/93, $1,000

k.  President of CGS, 2/2/93,    2/10/93, $2,000, CGS       expense advance            2/10/93, subsidiary ledger
    $1,000                        (AgriPeril)                                          2/10/93, general ledger
    wife, 2/2/93, $1,000

    CONTRIBUTOR TO THE HENRY     DATE OF, AMOUNT OF,        METHOD/DESCRIPTION            CORPORATE BOOKS AND
    ESPY FOR CONGRESS            AND CROP GROWERS           OF REIMBURSEMENT OR           RECORDS, ENTRY DATES AND
    COMMITTEE AND DATE           SUBSIDIARY MAKING          PAYMENT IN CORPORATE          FALSE ENTRIES
                                 REIMBURSEMENT              BOOKS AND RECORDS
    ------------------------     ----------------------     -----------------------    -------------------------------
l.  Accountant, 2/2/93,          2/3/93, $2,898, CGS        professional fees/         2/3/93, subsidiary ledger
    $1,000                       (AgriPeril)--Included      consulting, check          2/22/93, general ledger
    wife, 2/2/93, $1,000         $898 to pay estimated      included estimated tax
                                 personal income tax        liability
                                 liability

m.  Regional Vice President      2/3/93, $2,898, CGS        professional fees/         2/3/93, subsidiary ledger
    of Crop Growers, 2/3/93,     (AgriPeril)--Included      consulting, check          2/3/93, general ledger
    $1,000                       $898 to pay estimated      included estimated tax
    husband, 2/3/93, $1,000      personal income tax        liability
                                 liability

n.  Graphics Consultant,         6/16/93, $1,000 CGI        added to monthly labor     6/16/93, accounts payable system
    3/22/93, $1,000              8/13/93, $500, CGI         charges                    8/13/93, accounts payable system
    husband, 3/22/93, $1,000     9/23/93, $500, CGI                                    9/23/93, accounts payable system

o.  Co-founder of CGI,           3/29/93, $2,300, CGI       travel advance             3/29/93, accounts payable system
    3/29/93, $1,000                                                                    3/29/93, general ledger
                                                                                       3/31/93, aged trial balance
                                                                                       4/30/93, aged trial balance
                                                                                       5/28/93, aged trial balance
                                                                                       6/30/93, aged trial balance
                                                                                       7/30/93, aged trial balance
                                                                                       8/31/93, aged trial balance

p.  CGI through un-indicted                                 legal fees                 7/26/94, accounts payable system
    co-conspirator #1,                                                                 7/26/94, general ledger
    7/26/94, $20,000

    4. Beginning in or about January 31, 1993, and continuing through at least December 31, 1994, CROP GROWERS knowingly and willfully falsified books, records and accounts, and defendants HEMMINGSON and BLACK caused CROP GROWERS to falsify books, records and accounts, by recording or causing the recording as travel advances, expense advances, consulting fees, computer purchases, advances on crop loss adjustments, professional fees and other expenses certain expenditures of CROP GROWERS' corporate assets known to have been expended for illegal campaign contributions to the Henry Espy for Congress Committee.

    5. Beginning on or about July 26, 1994, and continuing through at least December 31, 1994, CROP GROWERS knowingly and willfully falsified books, records and accounts, and defendant HEMMINGSON caused CROP GROWERS to falsify books, records and accounts, by recording or causing the recording as legal fees a $20,000 expenditure of CROP GROWERS' corporate assets known to have been expended for an illegal corporate campaign contribution to the Henry Espy for Congress Committee.

    6. From on or about January 31, 1993 through December 31, 1994, defendant CROP GROWERS knowingly and willfully failed to make and keep books, records and accounts, and defendants HEMMINGSON and BLACK did knowingly and willfully cause CROP GROWERS to fail to make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflected the transactions and dispositions of approximately $46,000 of the assets of CROP GROWERS.

       (In violation of Title 15, United States Code, Sections 78m(b)(2)(A) and
                78ff(a), and Title 18, United States Code, Section 2.)

THE GRAND JURY FURTHER CHARGES:

                                      COUNT FIVE

                         FALSIFICATION OF ACCOUNTING RECORDS

    1. Paragraphs 1 through 4, and paragraphs 50 through 52 of Count One of this Indictment are realleged and incorporated by reference as though set forth in full. CROP GROWERS is not named herein as a defendant.

    2.   Beginning on or about January 31, 1993 through on or about December
31, 1995, defendants HEMMINGSON and BLACK, directly or indirectly, did knowingly and willfully falsify defendant CROP GROWERS' books, records and accounts.

(In violation of Title 17, Code of Federal Regulations, Section 240.13b2-1 and
                   Title 15, United States Code, Section 78ff(a).)

THE GRAND JURY FURTHER CHARGES:

                              COUNTS SIX THROUGH FIFTEEN

                             FALSE STATEMENTS TO THE SEC

    1. Paragraphs 1 through 4, 6, 56, and 57 of Count One of this Indictment are realleged and incorporated by reference as though set forth in full.

    2. On or about the dates set forth in paragraph 4, below, defendant CROP GROWERS filed, and defendants HEMMINGSON and BLACK caused CROP GROWERS to file, certain forms with the Securities and Exchange Commission. These forms included Registration Statements on Form S-1, amendments thereto and prospectuses, all of which are forms that an issuer of securities files in order to register securities with the SEC for sale to the public. Additionally, CROP GROWERS, as an issuer of securities registered with the SEC pursuant to Title 15, United States Code, Section 781, is required to file an annual report on Form 10-K.

    3. In connection with the forms that defendant CROP GROWERS filed on each of the dates identified in paragraph 4 below, and incorporated by reference herein, defendant CROP GROWERS did knowingly and willfully omit to state the following material facts, and defendants HEMMINGSON and BLACK did knowingly and willfully cause CROP GROWERS to omit to state the following material facts:

    a.   CROP GROWERS violated FECA by making illegal campaign contributions;

    b. A material contingent liability existed for potential criminal and civil fines as a result of the FECA violations;

    c. That the financial statements, without explaining that CROP GROWERS had reason to believe that its violations of FECA could reasonably result in the Department of Agriculture terminating CROP GROWERS' ability to participate in the MPCI program, the effect of which would reasonably be expected to have a material unfavorable impact on CROP GROWERS' financial condition, were misleading;

    d.   That it had maintained false books and records.

    4. On or about the dates following in the District of Columbia, in a matter, to wit, the filing of Registration Statements, amendments thereto, prospectuses, and an annual report within the jurisdiction of an agency of the United States, to wit, the Securities and Exchange Commission, defendant CROP GROWERS knowingly and willfully did omit to state one or more of the material facts enumerated in paragraph 3 above, and incorporated by reference herein, and defendants HEMMINGSON and BLACK did knowingly and willfully cause CROP GROWERS to omit to state one or more of the material facts enumerated in paragraph 3 above, and incorporated by reference herein, each such filing constituting a separate count of this indictment as follows:

  Count             Date                      Filing
  -----             ----                      ------
  Six               April 11, 1994            Form S-1 Registration Statement

  Seven             May 24, 1994              First Amendment to the Form S-1
                                              Registration Statement

  Eight             June 17, 1994             Second Amendment to the Form S-1
                                              Registration Statement

  Nine              June 22, 1994             Third Amendment to the Form S-1
                                              Registration Statement

  Ten               June 23, 1994             Prospectus

  Eleven            October 31, 1994          Form S-1 Registration Statement

  Twelve            November 21, 1994         First Amendment to the Form S-1
                                              Registration Statement

  Thirteen          November 22, 1994         Second Amendment to the Form S-1
                                              Registration Statement

  Fourteen          November 30, 1994         Prospectus

  Fifteen           March 31, 1995            Annual Report on Form 10-K

when in truth and in fact, as defendant CROP GROWERS well knew, it was required to disclose in the forms such material facts.

         (In violation of Title 18, United States Code, Sections 1001 and 2.)

THE GRAND JURY FURTHER CHARGES:

                                    COUNT SIXTEEN

                                   SECURITIES FRAUD

    1. Paragraphs 1 through 4, 6, 56, and 57 of Count One, and paragraphs 2 and 3 of Count Six of this Indictment are realleged and incorporated by reference as though set forth in full.

    2. In Form S-1 Registration Statements, amendments thereto, prospectus and an annual report filed with the SEC on the dates identified in paragraphs 74 through 78, 86 through 89, and 92 of Count One of this Indictment, incorporated by reference herein, defendant CROP GROWERS omitted to state, and defendants HEMMINGSON and BLACK caused CROP GROWERS to omit to state, one or more of the material facts enumerated in paragraph 3 of Count Six of this Indictment, incorporated by reference herein.

    3. Commencing on or about June 23, 1994, and continuing thereafter to on or about September 1, 1995, defendants CROP GROWERS, HEMMINGSON and BLACK, together with others known and unknown to the Grand Jury, by the use of means or instrumentalities of transportation or communication in interstate commerce or by use of the mails, did knowingly and willfully obtain money or property by means of any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, and did engage in any transaction, practice and course of business which did operate and would operate as a fraud and deceit upon the purchaser, in the offer and sale of CROP GROWERS common stock.

 (In violation of Title 15, United States Code, Sections 77q(a) and 77x, and
                   Title 18, United States Code, Section 2.)

THE GRAND JURY FURTHER CHARGES:

                                   COUNT SEVENTEEN

                             FALSE STATEMENTS TO AUDITORS

    1. Paragraphs 1 through 4 of Count One of this Indictment are realleged and incorporated by reference as though set forth in full. CROP GROWERS is not named herein as a defendant.

    2. Beginning on or about January 31, 1993, through on or about March 28, 1995, defendants HEMMINGSON and BLACK, while officers of defendant CROP GROWERS, knowingly and willfully made or caused to be made materially false or misleading statements, or omitted to state or caused other persons to omit to state, material facts necessary in order to make statements made, in light of the circumstances under which such statements were made not misleading, to an accountant in connection with audits of CROP GROWERS' financial statements and the preparation of Registration Statements filed with the SEC on Form S-1, Prospectuses, and an annual report on Form 10-K.

    3. On or about March 25, 1994, in connection with Crop Growers' year ended December 31, 1993, and on or about March 28, 1995, in connection with Crop Growers' year ended December 31, 1994, defendants HEMMINGSON and BLACK signed letters to the audit firm hired for the purposes of, among other things, conducting an independent audit of the consolidated financial statements of CROP GROWERS and its subsidiaries, and rendering an opinion on the financial statements of CROP GROWERS, which represented the following:

    a. There have been no irregularities involving any member of management or employees who have significant roles in the internal control structure; and

    b. There have been no violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

Defendants HEMMINGSON and BLACK knew that these representations were materially false or misleading.

    4. On or about May 24, 1994, defendants HEMMINGSON and BLACK reaffirmed to the auditors the correctness of the March 25, 1994 letter, with full knowledge that illegal acts had occurred. Defendants HEMMINGSON and BLACK issued this letter in contemplation of CROP GROWERS' initial public offering of securities.

    5. Beginning on or about January 31, 1993 through on or about March 28, 1995, defendants HEMMINGSON and BLACK, while officers of CROP GROWERS, did knowingly and willfully make or cause to be made materially false or misleading statements, or did omit to state or cause other persons to omit to state, material facts necessary in order to make statements made, in light of the circumstances under which such statements were made not misleading, to an accountant.

      (In violation of Title 17, Code of Federal Regulations, Section 240.13b2-2
                  and Title 15, United States Code, Section 78ff(a).)




                                       A TRUE BILL:




                                       ------------------------
                                       Foreperson
                                       Grand Jury 95-1


/s/ Donald C. Smaltz
- -----------------------
DONALD C. SMALTZ
Independent Counsel